Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of BankUnited, Inc. of our report dated October 27, 2010 relating to the consolidated financial statements of BankUnited FSB and its subsidiaries, which appears in BankUnited, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2011.

/s/ PricewaterhouseCoopers LLP

Fort Lauderdale, Florida

February 29, 2012